PIZZERIA REGINA(R)
                               FRANCHISE AGREEMENT
                               -------------------

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                                 TABLE OF CONTENTS
1.    DEFINITIONS..............................................................1
1.1.  ADVERTISING FUND. .......................................................1
1.2.  AFFILIATES...............................................................1
1.3.  AGREEMENT................................................................1
1.4.  APPROVED PRODUCTS........................................................1
1.5.  CO-OP....................................................................2
1.6.  DIRECT OR INDIRECT.......................................................2
1.7.  FRANCHISEE...............................................................2
1.8.  FULLY OPERATIONAL........................................................2
1.9.  GOOD STANDING............................................................2
1.10. GROSS SALES..............................................................2
1.11. INTEREST.................................................................2
1.12. LEASE....................................................................3
1.13. LOCATION(S)..............................................................3
1.14. OPERATING MANUAL.........................................................3
1.15. PERSON...................................................................3
1.16. BRAII....................................................................2
1.17. PIZZERIA REGINA MARKS....................................................3
1.18. CONFIDENTIAL AND PROPRIETARY INFORMATION.................................2
1.19. RELATED PERSONS..........................................................3
1.20. SPECIALIZED PIZZA OVEN...................................................3
1.21. SYSTEM RESTAURANTS.......................................................3
1.22. SYSTEM RESTAURANT CONCEPTS...............................................3
1.23. TERM.....................................................................4
1.24. TRANSFER.................................................................4
2.    GRANT OF FRANCHISE.......................................................4
2.1.  GRANT OF FRANCHISE.......................................................4
2.2.  NO SUBFRANCHISE RIGHT....................................................4
2.3.  RELOCATION RIGHTS........................................................4
2.4.  LIMITATIONS ON THE FRANCHISE.............................................4
2.5.  PROTECTED RADIUS.........................................................5
3.    DESIGNATION AND USE OF MARKS.............................................5
3.1.  DESIGNATION OF PIZZERIA REGINA MARKS.....................................5
3.2.  USE OF PIZZERIA REGINA MARKS.............................................5
3.3.  OWNERSHIP OF PIZZERIA REGINA MARKS.......................................5
3.4.  PROTECTION OF PIZZERIA REGINA MARKS......................................6
4.    TRAINING AND ASSISTANCE..................................................7
4.1.  MANAGEMENT TRAINING PROGRAMS.............................................7
5.    MANUAL...................................................................8
5.1.  LOAN OF OPERATING MANUAL.................................................8
5.2.  OWNERSHIP OF OPERATING MANUAL............................................8
5.3.  CONFIDENTIALITY OF OPERATING MANUAL......................................8


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5.4.  PROTECTION OF TRADE SECRETS..............................................8
5.5.  UPDATES..................................................................8
5.6.  E-MAIL TRANSMITTALS......................................................8
6.    STANDARDS; DUTIES OF FRANCHISEE AND OPERATOR.............................9
6.1.  INTERPRETATION OF STANDARDS..............................................9
6.2.  PROMULGATION OF STANDARDS................................................9
6.3.  LIMITATION ON PROMULGATION OF STANDARDS..................................9
6.4.  INSPECTIONS..............................................................9
6.5.  COMPLIANCE WITH LAWS.....................................................9
6.6.  IDENTIFICATION...........................................................9
6.7.  UNIFORMS................................................................10
6.8.  COIN-OPERATED MACHINES..................................................10
6.9.  ASSUMED NAME CERTIFICATE................................................10
6.10. APPROVED PRODUCTS.......................................................10
6.11. COMPUTER SYSTEM.........................................................10
6.12. PRICES..................................................................11
6.13. REPORTS.................................................................11
6.14. LOCATION DESIGN CRITERIA................................................11
6.15. DEVELOPMENT SCHEDULE....................................................11
6.16. DEVELOPMENT OF BUSINESS.................................................12
6.17. HOURS AND DAYS OF OPERATIONS............................................12
6.18. MAINTENANCE - SPECIALIZED PIZZA OVEN....................................12
7.    ADVERTISING.............................................................12
7.1.  NATIONAL ADVERTISING....................................................12
7.2.  LOCAL ADVERTISING.......................................................12
7.3.  APPROVAL OF ADVERTISING.................................................13
7.4.  CO-OPERATIVE ADVERTISING................................................13
8.    PURCHASE OF EQUIPMENT, SUPPLIES AND OTHER PRODUCTS......................13
8.1.  USE OF APPROVED SUPPLIES AND APPROVED DISTRIBUTORS......................13
8.2.  TRADE SECRET ITEMS......................................................14
8.3.  PIZZERIA REGINA PIZZA OVEN..............................................14
9.    FEES AND PAYMENT SCHEDULE...............................................14
9.1.  INITIAL FRANCHISE TERRITORY FEE.........................................14
9.2.  OPENING FEE.............................................................14
9.3.  ROYALTY FEES............................................................14
9.4   OPERATION SUPPORT FEE...................................................14
9.5.  TRANSFER FEES...........................................................15
9.6.  OFFSET RIGHTS...........................................................15
9.7.  TAXES...................................................................15
9.8.  ELECTRONIC TRANSFER OR DEBIT............................................15
10.   BUSINESS PREMISES.......................................................15
10.1. GENERAL.................................................................15
10.2. RESTRICTIONS ON USE.....................................................16
10.3. SITE SELECTION..........................................................16


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10.4. CONSTRUCTION OF SYSTEM RESTAURANTS......................................16
10.5. RIGHT TO DE-IDENTIFY....................................................16
10.6. REPAIR AND MAINTENANCE..................................................16
10.7. PROOF OF COMPLIANCE.....................................................16
10.8. SYSTEM RESTAURANT CLOSURE...............................................16
11.   BOOKS AND RECORDS.......................................................17
11.1. MAINTENANCE OF BOOKS AND RECORDS........................................17
11.2. INSPECTION AND AUDIT....................................................17
11.3. SELECTION OF ACCOUNTANTS................................................17
12.   COVENANTS AGAINST COMPETITION...........................................18
12.1. ACKNOWLEDGMENTS.........................................................18
12.2. IN-TERM COVENANTS.......................................................18
12.3. POST-TERM COVENANTS.....................................................18
12.4. PERPETUAL COVENANT......................................................19
12.5. STOCK OWNERSHIP.........................................................19
13.   EMPLOYMENT RELATIONS....................................................20
13.1. FRANCHISEE'S EMPLOYEES..................................................20
13.2. INTERFERENCE............................................................20
14.   TRANSFERS...............................................................20
14.1. TRANSFERS BY BRAII......................................................20
14.2. TRANSFERS BY FRANCHISEE.................................................20
14.3. TRANSFER OF ASSETS......................................................20
14.4. CONSENT TO TRANSFERS....................................................21
14.5. DEATH OR INCAPACITY.....................................................21
14.6. RIGHT OF FIRST REFUSAL..................................................22
15.   NON-INDIVIDUAL FRANCHISEES..............................................22
15.1. LIST OF INDIVIDUAL OWNERS...............................................22
15.2. ORGANIZATIONAL DOCUMENTS................................................22
15.3. TRANSFER RESTRICTIONS...................................................23
15.4. PERMITTED ASSIGNMENTS...................................................23
15.5. NO PUBLICLY TRADED OWNERSHIP INTERESTS..................................23
15.6. CHANGES IN OWNERSHIP OR ORGANIZATION....................................23
16.   INSURANCE AND INDEMNIFICATION...........................................24
16.1. PROPERTY INSURANCE......................................................24
16.2. LIABILITY INSURANCE.....................................................24
16.3. PROOF OF INSURANCE......................................................24
16.4. INDEMNIFICATION AND WAIVER..............................................24


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17.   REQUESTS FOR WAIVERS AND CONSENTS.......................................25
17.1. REQUESTS FOR WAIVERS OR CONSENTS........................................25
17.2. EFFECT OF WAIVERS AND CONSENTS..........................................25
17.3. NO IMPLIED WAIVERS......................................................25
18.   DEFAULT AND TERMINATION.................................................25
18.1. DEFAULTS WITHOUT CURE RIGHT.............................................25
18.2. DEFAULTS SUBJECT TO CURE RIGHTS.........................................26
18.3. NON-TERMINATION REMEDIES................................................27
19.   POST-TERMINATION PROVISIONS.............................................27
19.1. USE OF PIZZERIA REGINA MARKS AND SYSTEMS................................27
19.2. CESSATION OF RIGHTS.....................................................27
19.3. EFFECT ON OTHER DUTIES..................................................27
19.4. TRADE SECRET ITEMS......................................................28
19.5. TRADEMARKED ITEMS.......................................................28
19.6. TELEPHONE NUMBERS.......................................................28
19.7. RIGHT OF ASSIGNMENT - LEASE.............................................28
20.   DISPUTE RESOLUTION......................................................28
20.1. JURISDICTION AND GOVERNING LAW DOMESTIC FRANCHISEES.....................28
20.2. REMEDIES CUMULATIVE.....................................................28
20.3. MEDIATION...............................................................29
20.4. INJUNCTIVE RELIEF.......................................................29
20.5. ATTORNEYS' FEES.........................................................29
21.   MISCELLANEOUS...........................................................29
21.1. RELATION OF PARTIES.....................................................29
21.2. COUNTERPARTS............................................................30
21.3. THIRD-PARTY BENEFICIARIES...............................................30
21.4. SEVERABILITY............................................................30
21.5. PROTESTS, REQUESTS AND NOTICES..........................................30
21.6. TIME OF ESSENCE.........................................................31
21.7. RULES OF CONSTRUCTION...................................................31
21.8. MERGER..................................................................31


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                                 PIZZERIA REGINA(R)
                           LOCATION FRANCHISE AGREEMENT

DATE:       _________________________________
PARTIES:        "BRAII" -- Boston Restaurant Associates International, Inc.
                           A Delaware Corporation
                           999 Broadway, Suite 400
                           Saugus, Massachusetts 01906


                "Franchisee" --  ___________________________________________

                                 ___________________________________________

                                 ___________________________________________

                                 ___________________________________________


RECITALS: BRAII franchises a system of restaurants throughout the United States and in certain foreign countries under the name and mark "Pizzeria Regina".

     Franchisee desires to obtain a franchise to operate Pizzeria Regina(R) restaurants at the site(s) specified in this Agreement. BRAII is willing to grant the rights set forth in this Agreement to Franchisee, subject to Franchisee's strict compliance with the terms of this Agreement;

                                    AGREEMENT
                                    ---------

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth in this Agreement, BRAII and Franchisee agree as follows:

1. DEFINITIONS In this Agreement, the following terms have the following meanings:

1.1. Advertising Fund. The "Advertising Fund" is the fund, if established in accordance with Section 7.1, into which BRAII, Franchisee, and other franchisees of BRAII (subject to the terms of Section 7.1) make payments for national advertising, and which BRAII or its designee will spend in accordance with
Section 7.1.

1.2. Affiliates. A Person's "Affiliates" are all Persons that directly or indirectly control, are controlled by, or are under common control with, the Person.

1.3. Agreement. "Agreement" means this Franchise Agreement (including all Appendices), as amended from time-to-time.

1.4. Approved Products. "Approved Products" are the food, beverages, promotional items, and other products approved by BRAII (in the Operating Manual or another written document) for sale in, or other disposition to the public from, System Restaurants.


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1.5. BRAII. "BRAII" means Boston Restaurant Associates International, Inc., a
Delaware corporation, and its successors and assigns.

1.6. Confidential and Proprietary Information. "Confidential and Proprietary Information" includes, but is not limited to, processes, formulas, data and know-how, marketing plans, strategies, forecasts, market information, contracts, customer lists, business plans, financial information, all information collected from vendors and customers and all information, specifications relating to the design, construction and use of the Specialized Pizza Oven. Confidential and Proprietary Information is in part set forth in BRAII's Operating Manual, memoranda, marketing and advertising materials, specifications, accounting and sales records and other documents and records of BRAII, whether or not such documents and records are identified as "Confidential" or "Proprietary", some of such documents actually may be prepared in full or in part by the Franchisee. Proprietary Information shall exclude information that has become public, except
(i) when and to the extent that such public information, when applied to or combined with other information, is non-public and proprietary or (ii) where such information became public through disclosure by you.

1.7. Co-op. "Co-op" means any co-operative advertising association established in accordance with Section 7.4.

1.8. Direct or Indirect. "Direct or indirect", when used in describing ownership or other interests in an entity or an agreement, means that intervening levels of ownership are disregarded.

1.9. Franchisee. "Franchisee", when capitalized, means the Person(s) identified as "Franchisee" on the first page of this Agreement, or any approved successor.

1.10. Fully Operational. "Fully Operational" when used in describing a System Restaurant refers to a location which is open for the hours of operation and serving all Approved Products.

1.11. Good Standing. Franchisee is in "Good Standing" under this Agreement at all times except when Franchisee is in default of this Agreement (regardless of whether BRAII has given Franchisee notice pursuant to Section 18.2).

1.12. Gross Sales. "Gross Sales" means the total of all cash or other payments received (including the fair value of an exchange and all payments by check, credit, or charge account, regardless of whether the checks, credits, or charge accounts are ultimately paid) for the sale or use of any products, goods, or services that are sold at or from any System Restaurant. Gross Sales exclude only price discounts and allowances, and taxes imposed directly on sales or services by governmental authorities, and then only if the amount of the tax is added to or absorbed in the selling price and is actually paid to the appropriate governmental authority.

1.13. Interest. "Interest", when used in the context of an interest in Franchisee or in this Agreement, means any direct or indirect beneficial or legal ownership interest in Franchisee or in this Agreement.

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1.14. Lease. "Lease" means any written or oral contract allowing one Person to possess or use the property of another Person, and includes subleases and contracts for deed.

1.15. Location(s). "Location(s)" means the specific site or sites, listed in Appendix G, at which franchisee is authorized by this Agreement to operate System Restaurants.

1.16. Operating Manual. The "Operating Manual" is the set of documents (in one or more volumes), as published, supplemented and revised (from time-to-time), and disseminated by BRAII, that explain and define the proper operation of System Restaurants. The Operating Manual is considered Confidential and Proprietary Information and has been registered as a BRAII trademark.

1.17. Person. "Person" means both natural persons and legal entities (including corporations, partnerships, limited liability companies, and trusts).

1.18. Pizzeria Regina Marks. "Pizzeria Regina Marks" means only those trademarks, trade names, service marks, trade dress (including product package designs), symbols, slogans, emblems, logos, insignia, designs, external and internal building designs and other architectural features, and any combination of the foregoing that Franchisee is authorized to use in connection with the System Restaurants. Appendix H to this Agreement is a list of the Pizzeria Regina Marks that consist of words or a combination of words and design that Franchisee is authorized to use on the date of this Agreement. BRAII may, from time to time, designate other Pizzeria Regina Marks pursuant to Section 3.1 of this Agreement.

1.19. Protected Territory. "Protected Territory" means the protected area in which you will be allowed to operate as defined in Exhibit I hereto. BRAII will not operate or license for operation any System Restaurants In Protected Territory.

1.20. Related Persons. Franchisee's "Related Persons" consist of all Persons having an Interest in Franchisee; all of Franchisee's Affiliates; the officers, directors, partners, trustees, and beneficiaries of Franchisee and of any Person having an Interest in Franchisee; and the spouses and minor children of any of the foregoing individuals.

1.21. Specialized Pizza Oven. "Specialized Pizza Oven" means that oven designed and developed by BRAII specifically and solely for preparation of Approved Products in System Restaurants. Design construction and use of the oven are confidential and proprietary information as defined herein. Franchisee may at no time attempt to reverse engineer or disassemble the oven.

1.22. System Restaurants. "System Restaurants" are only the following type of "Pizzeria Regina" restaurant concept: "Pizzeria Regina" restaurants - (BRAII's original concept) and food court locations from which Pizzeria Regina pizza (and other Approved Products) are sold for dine-in and carryout consumption.

1.23. System Restaurant Concepts. The phrase "System Restaurant Concepts" refers collectively to the type of Systems Restaurant described in Section 1.21. "System Restaurants" and "System Restaurant Concepts" do not include any other "Pizzeria Regina" restaurant concept or any other type of restaurant or business owned by BRAII or its Affiliates.

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1.24. Term. "Term" means the period during which the rights granted by this
Agreement are in effect, which starts on the date of this Agreement, and (unless terminated early as allowed by Section 18) ends on the day before the 10th anniversary of this Agreement for domestic Franchisees and the day before the 15th anniversary for international Franchisees, with no rights of renewal. The Agreement may be renewed upon mutual consent of the parties hereto.

1.25. Transfer. "Transfer" includes every absolute or conditional method of transferring a legal or equitable, record or beneficial Interest in Franchisee or in this Agreement, whether voluntary, involuntary, or by operation of law, and includes a change in beneficiaries or trustees of a trust.

2.   GRANT OF FRANCHISE

2.1. Grant of Franchise. BRAII grants to Franchisee, during the Term, the non-exclusive franchise to operate System Restaurants at the specific Location(s), using the Pizzeria Regina Marks; to promote and sell Approved Products and related services from System Restaurants at the specific Location(s). Franchisee may not operate any System Restaurant except at the Location(s), and may not use the Pizzeria Regina Marks except at the System Restaurants. Franchisee covenants that it will use its best efforts to promote sales of Approved Products from its System Restaurants.

2.2. No Subfranchise Right. The franchise granted by this Agreement is personal to Franchisee. Franchisee may not subfranchise to any other Person all or any part of the franchise granted by this Agreement.

2.3. Relocation Rights. If Franchisee desires to relocate any of Franchisee's existing System Restaurants, Franchisee will request BRAII's permission to do so. As part of its request, Franchisee must supply BRAII with justification for the relocation (such as expiration of an existing lease or changed demographics) and any other information BRAII requests. If BRAII consents to the relocation, BRAII will notify Franchisee of the portion (if any) of the Territory Fee or Opening Fee that Franchisee may transfer from the existing System Restaurant to the proposed replacement System Restaurant and the date by which Franchisee must open the replacement System Restaurant to receive the credit (if any). To receive any credit, Franchisee must open the replacement System Restaurant for business within 12 months after closure of the existing System Restaurant. This Agreement will govern Franchisee's operations at any such replacement System Restaurant.

2.4. Limitations on the Franchise. Franchisee may not conduct any business using any portion of the System Restaurant Concepts or the Specialized Pizza Oven licensed by this Agreement or any other Agreement contemplated hereby, at any sites except the specific Location(s).

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2.5. Protected Radius. During the Term, BRAII will not develop or operate, or allow any other franchisee or Franchisee to develop or operate, System Restaurants (i.e., specifically limited to the System Restaurant Concepts franchised by this Agreement) at the Location(s) or at any point within 500 yards of the Location(s).

     Except as set forth in this Section 2.5, or in a subsequently executed Area Development Agreement ("Area Development Agreement") Franchisee has no exclusivity and no rights to exclude development of concepts owned, franchised or licensed by BRAII or its Affiliates. BRAII and its Affiliates may develop and operate, or may franchise and license others to operate, any business concept except the System Restaurant Concepts at any place, including immediately adjacent to the Location(s), and may use the Pizzeria Regina Marks or any other trademarks owned or developed by BRAII or its Affiliates in connection with those concepts, even if such concepts sell products that are the same as, or similar to, Approved Products.

3.   DESIGNATION AND USE OF MARKS

3.1. Designation of Pizzeria Regina Marks. BRAII may, from time-to-time, designate new Pizzeria Regina Marks as applicable to the System Restaurants. In addition, BRAII may, from time-to-time, modify or delete existing Pizzeria Regina Marks. BRAII will give Franchisee written notice of the addition, modification, or deletion of Pizzeria Regina Marks. Franchisee will cease use of any deleted Pizzeria Regina Marks within the time stated in the notice of deletion. BRAII now owns and may in the future own marks that are not Pizzeria Regina Marks. Franchisee will have absolutely no right to use any mark owned or controlled by BRAII except the Pizzeria Regina Marks.

3.2. Use of Pizzeria Regina Marks. The franchise granted to Franchisee to use the Pizzeria Regina Marks is applicable only to Franchisee's System Restaurants located at the Location(s), except that Franchisee may use the Pizzeria Regina Marks in connection with advertisements for the System Restaurants. Franchisee will use the Pizzeria Regina Marks strictly according to the terms and conditions of this Agreement.

     Franchisee may not offer or sell any food, beverage, or other product (whether or not an Authorized Product) at or from any System Restaurant under or in connection with any trademark, service mark, trade name, or trade dress (including product package design) other than the Pizzeria Regina Marks, without BRAII's prior, written consent in each case. Franchisee will cause all point of purchase materials and all other paper goods, all exterior/interior signage, and all promotional and advertising materials to bear the Pizzeria Regina Marks as instructed by BRAII.

3.3. Ownership of Pizzeria Regina Marks. BRAII is the sole and exclusive owner of the Pizzeria Regina Marks. Nothing contained in this Agreement vests in Franchisee any interest in any of the Pizzeria Regina Marks, other than the limited license granted by this Agreement. All goodwill now or in the future associated with and/or identified by one or more of the Pizzeria Regina Marks (including any goodwill arising out of Franchisee's use of the Pizzeria Regina Marks) belongs directly and exclusively to BRAII.

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     Franchisee may not interfere in any manner with, and will not attempt to attack, contest, or prohibit, (a) any use of the Pizzeria Regina Marks by BRAII or by any other franchisee of BRAII that is not directly contrary to the terms of this Agreement, or (b) BRAII's ownership of the Pizzeria Regina Marks. The provisions of this Section 3.3 will survive the termination or expiration of this Agreement.

3.4. Protection of Pizzeria Regina Marks. Franchisee will immediately notify BRAII, in writing, if (a) a third party claims that the Pizzeria Regina Marks infringe trademarks owned by the third party, or otherwise challenges Franchisee's use of the Pizzeria Regina Marks, or (b) Franchisee knows or suspects that a third party is infringing the Pizzeria Regina Marks. Franchisee will provide BRAII with any information available to Franchisee about the matter.

     BRAII will use reasonable efforts to protect the Pizzeria Regina Marks, including (in its sole and absolute discretion) instituting, prosecuting, and/or settling judicial or administrative actions or proceedings. Whenever requested to do so by BRAII, Franchisee will cooperate fully in those actions or proceedings. Franchisee may not, however, take any action with respect to any challenges against Franchisee's use of the Pizzeria Regina Marks, or any known or suspected infringements of the Pizzeria Regina Marks by other parties, without BRAII's prior, written approval (which BRAII may grant or withhold in its sole discretion).

     Franchisee will exercise caution in its use of the Pizzeria Regina Marks to ensure that the Pizzeria Regina Marks (and the goodwill associated with them) are not jeopardized in any manner. Franchisee may not use the Pizzeria Regina Marks in any manner or in connection with any statement or material that is (in BRAII's reasonable judgment) in bad taste or inconsistent with BRAII's public image, or that could tend to involve BRAII in a matter of political or public controversy, or tend to bring disparagement, ridicule, or scorn upon BRAII, the Pizzeria Regina Marks, or the goodwill associated with the Pizzeria Regina Marks.

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4.   TRAINING AND ASSISTANCE

4.1.    Management Training Programs.
        -----------------------------

A. BRAII Programs. BRAII will offer a training program for Franchisee and the managers of Franchisee's System Restaurants, at locations and at times selected by BRAII. The training programs, which may include more than one segment, will be structured to provide practical training in the implementation of the System Restaurant Concepts, and the operation of System Restaurants. BRAII will bear the costs of providing the actual training programs, including the overhead costs of training, staff salaries, materials, and all technical training tools. Franchisee will pay all traveling, living, compensation, and other expenses incurred by Franchisee or Franchisee's employees in connection with attendance at the training programs. The course content, format, operation, and manner of conducting these training programs will be in the sole control of BRAII.

B. Training Mandatory. Franchisee will not allow any of Franchisee's System Restaurants to be managed by any person who has not successfully completed BRAII's management training course. If a manager dies, resigns, or is terminated, Franchisee will not be in default of this requirement if the successor manager begins the required training course within 90 days after first assuming the duties of a manager and successfully completes the course.

C. Operations Manager or Store Manager. Not later than sixty (60) days before the scheduled opening of Franchisee's first System Restaurant hereunder, Franchisee shall nominate an Operations Manager for the System Restaurant. Franchisee's nominee must be approved by BRAII. The Operations Manager must be highly qualified to supervise restaurant operations for Franchisee and entirely satisfactory to BRAII. Franchisee agrees to furnish the Company with all relevant background and other information required by BRAII relating to the proposed Operations Manager for use in BRAII's determination of whether such person is qualified to serve as Franchisee's Operations Manager. The Operations Manager shall have direct responsibility for restaurant operations on a day to day basis. Franchisee agrees and acknowledges that BRAII and its representatives will have the right to communicate directly with the Operations Manager concerning all matters regarding the System Restaurant. Franchisee may terminate the Operations Manager in its sole discretion.

D. Independent Training Programs. Franchisee may request that BRAII approve a management training program proposed by Franchisee as an alternate method of complying with this Section 4.1. BRAII has no duty to review Franchisee's program unless Franchisee pays all costs of BRAII's review; BRAII has no duty to approve Franchisee's program unless Franchisee satisfies BRAII that Franchisee's program is at least the equivalent of BRAII's program. BRAII may revoke its approval of Franchisee's training program whenever, in BRAII's opinion, the training program fails to satisfy this standard.

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5.   MANUAL

5.1. Loan of Operating Manual. BRAII will loan to Franchisee, at no charge, one complete set of the applicable portions of the Operating Manual for each System Restaurant. Franchisee may borrow from BRAII further copies of some or all portions of the Operating Manual, upon payment of the fee set by BRAII.

5.2. Ownership of Operating Manual. All copies of the Operating Manual will remain the exclusive property of BRAII. Franchisee may not copy, and will prevent all Persons, including Franchisee's employees and Related Persons, from copying, any portion of the Operating Manual. Franchisee will return to BRAII, at the end of the Term, all copies of the Operating Manual in the possession of Franchisee, Franchisee's employees or its Related Persons.

5.3. Confidentiality of Operating Manual. The entire contents of the Operating Manual constitute BRAII's confidential trade secrets. Franchisee may not, and will use its best efforts to ensure that no other Persons disclose or use (except as authorized by this Agreement) any of the contents of the Operating Manual or any other trade secrets of BRAII, whether during or after the Term.

5.4. Protection of Trade Secrets. The information contained in the Operating Manual and electronic correspondence or data transmitted via e-mail or the internet as may occur from time to time are a trade secrets; disclosure of any of the information contained in the Operating Manual would cause irreparable harm to BRAII. BRAII is entitled to obtain injunctive relief against Franchisee, without posting bond or other security, to protect the contents of the Operating Manual from disclosure and improper use. Franchisee waives all defenses it might otherwise have to equitable relief for this purpose.

5.5. Updates. BRAII may, from time-to-time, update, correct or modify the Operating Manual. Franchisee will follow any instructions from BRAII concerning those updates, corrections and modifications, including instructions to remove and replace certain pages contained in the Operating Manual, and instructions to destroy or to return to BRAII the old (or removed) pages or volumes. If there is ever a disagreement about the proper contents of the Operating Manual, the master copy of the Operating Manual kept by BRAII at its home office is conclusively the controlling version.

5.6. E-mail Transmittals. Any portion of the manual transmitted via e-mail, facsimile or via other electronic means shall be considered Confidential and Proprietary Information and shall be accessible only by approved personnel and Franchisee shall take all reasonable measures to maintain the security and confidentiality of such items.

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6.   STANDARDS; DUTIES OF FRANCHISEE AND OPERATOR

6.1. Interpretation of Standards. BRAII has sole discretion to interpret the standards that it sets forth in the Operating Manual or elsewhere.

6.2. Promulgation of Standards. In the Operating Manual, BRAII has promulgated standards of operation for each type of System Restaurant. BRAII has also promulgated standards of usage for the Pizzeria Regina Marks, and other standards intended to ensure the consistency of the System Restaurant Concepts. BRAII may, from time-to-time, add to, delete, or change standards. Franchisee will comply with any change in the standards within the time-frame set by BRAII. At all times throughout the Term, Franchisee will comply with all standards then current.

6.3. Limitation on Promulgation of Standards. BRAII will not impose any new or modified standard that requires structural changes, remodeling, or renovation with a cost estimated by BRAII to exceed $10,000.00 per System Restaurant, more often than once every 5 years.

6.4. Inspections. BRAII's authorized representatives may enter upon the premises of Franchisee's System Restaurants at any time during the System Restaurant's normal business hours, and at any other reasonable time, for the purpose of determining whether the business is being conducted in accordance with BRAII's standards, the Operating Manual and the terms of this Agreement.

     If any inspection indicates any deficiency, Franchisee will correct or repair the deficiency within 48 hours after Franchisee receives a written report of the deficiency from BRAII. If (a) the deficiency is one that Franchisee has a right to cure under Section 18.2 and (b) the deficiency cannot be cured within 48 hours, Franchisee will not be in default if Franchisee begins the necessary corrections or repairs within the 48-hour period, and diligently pursues the work to completion. If the deficiency is one that imminently threatens the health or safety of Franchisee's employees or the consuming public, BRAII may (instead of terminating this Agreement as allowed by Section 18.1 H) require Franchisee to cease operating the effected System Restaurant until the deficiency is corrected. If Franchisee does not cure the deficiency within the permitted time, BRAII may make, or hire someone else to make, the corrections or repairs. Franchisee will reimburse BRAII, upon demand, for all of BRAII's repair expenses.

6.5. Compliance with Laws. Franchisee will comply with all applicable laws and regulations governing the operation of its System Restaurants.

6.6. Identification. Franchisee will maintain BRAII-approved signage, identifying the System Restaurant as a Pizzeria Regina Restaurant, and giving any other information that BRAII requires. In addition, Franchisee will prominently post a BRAII-approved sign inside each System Restaurant, stating Franchisee's name and stating that the System Restaurant is operated by Franchisee under a franchise from BRAII.

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6.7. Uniforms. Franchisee will require all employees, while working in any
System Restaurant, to: (a) wear uniforms of the color, design, and other specifications that BRAII designates from time-to-time, and (b) present a neat and clean appearance.

6.8. Coin-Operated Machines. Franchisee may not permit any vending, game, audio, video, other coin- or currency-operated machines, or any other service, product, or entertainment machine of any kind (whether or not similar to those listed), to be installed or maintained on the premises of Franchisee's System Restaurants without BRAII's prior written approval.

6.9. Assumed Name Certificate. Franchisee will promptly file and publish, in all states and counties in which Franchisee does business, a certificate of doing business under an assumed or fictitious name. Franchisee will indicate in each certificate that it is doing business as "Pizzeria Regina" under a franchise from BRAII. Franchisee will furnish a certified copy of each certificate to BRAII promptly after its filing.

6.10. Approved Products. Franchisee may not manufacture, advertise for sale, sell, or give away from any System Restaurant any product except Approved Products. All Approved Products will be distributed under the specific name or Mark (if any) approved by BRAII.

A. Sale of Products. Nothing herein shall prevent BRAII or any entity specifically licensed by BRAII from selling in the Protected Territory set forth in this Agreement, food or beverage products for in-home consumption which bear the same or different trade names, trademarks, or service marks from those licensed to Franchisee hereunder. BRAII will not sell any such products directly to another Non-System Restaurant.

B. Standard and Optional Items. Franchisee will offer for sale in each of its System Restaurants all Approved Products that BRAII designates as "standard" for the type of System Restaurant, unless BRAII agrees otherwise in writing. In addition, Franchisee may offer Approved Products designated by BRAII as "optional" for the System Restaurant in which offered.

C. Menu Modification. Any time BRAII notifies Franchisee that an item will become a "standard" Approved Product, or that an item will no longer be an Approved Product (either "standard" or "optional"), BRAII will include a deadline by which Franchisee must offer the new "standard" Approved Product for sale, or must cease selling the item that is no longer an Approved Product. The deadline will be at least 90 days after BRAII gives Franchisee the notice, in the case of a new "standard" Approved Product, and at least 30 days after BRAII gives Franchisee the notice, in the case of a product that is no longer an Approved Product.

D. No Unprepared Products. Franchisee may not sell or distribute any food product or ingredient except as a complete and fully prepared food product ready for immediate consumption.

6.11. Computer System. Franchisee will use and maintain in all System Restaurants the franchisee version of the BRAII computer system (the "Computer System") (or such other computerized point-of-sale system as BRAII may designate or approve), including all

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

enhancements, upgrades, modifications, and additions to the Computer System designated by BRAII. Franchisee will acquire all necessary hardware to operate the BRAII Computer software from a vendor approved by BRAII, and will dedicate that hardware solely to the operation of the BRAII Computer System.

The BRAII Computer System software, and all enhancements, additions, upgrades, and modifications thereto, constitute BRAII's confidential information subject to the confidentiality requirements of Sections 5.3, 5.4 and 12. Franchisee will store all data and information on the BRAII Computer System as BRAII may designate from time to time. BRAII may, at any time, access Franchisee's computer and retrieve, analyze, download and use all software, data and files stored or used thereon. BRAII owns all aspects of the Computer System, including all enhancements, upgrades, modifications and additions, regardless of who develops or conceives of any such changes. Upon termination of this Agreement, Franchisee will cooperate fully in the removal of the Computer System software from all of Franchisee's System Restaurants.

The hardware component used Acer Power: Business Multimedia System, Pentium 200 (or higher, 32 MB memory, 3.2 gig hard drive (or larger), internal 33.6 modem, CD Rom drive, 15" monitor, Okidata Laser Printer and Okipage 4W. Software program used is Microsoft Windows 95, Microsoft Office 97, PanPoll for Panasonic Register system and Norton Antivirus.

6.12. Prices. Franchisor will establish, in its sole discretion, prices for all Approved Products sold by Franchisee.

6.13. Reports. All weekly, monthly and required reports will be transferred to Franchisor via electronic mail.

6.14. Location Design Criteria. Franchisee shall utilize only BRAII approved designs for construction of the System Restaurant. BRAII will provide Franchisee with its current design criteria. At its option, BRAII may change or modify design criteria from time to time and BRAII will provide Franchisee with timely notice of design changes in System Restaurants.

6.15. Development Schedule. Franchisee shall use its best efforts to construct, open and have a Fully Operational System Restaurant pursuant to the Area Development Agreement (except to the extent otherwise delayed by events of force majeure).

     If at any time Franchisee does not construct and have a Fully Operational System Restaurant in accordance with the foregoing development requirement, this Agreement shall, without notice to Franchisee, terminate and be of no further force and effect and the provisions of Section 18 hereof shall apply.

     The UFOC as Exhibit D Area Development Agreement which we are providing you with a generic copy of said agreement. Each Area Development Agreement will reflect the terms agreed upon between Franchisee and Franchisor and the development schedule, hours and days of operation. Due to the fact that the size of territories may vary due to demographics, each development schedule must be Franchisee specific.


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6.16. Development of Business. Franchisee shall diligently develop the business of each System Restaurant. Franchisee shall use its best efforts and facilities to establish, maintain and increase sales of Approved Products at System Restaurants, and shall at all times maintain a sufficient supply of Approved Products to meet the demands of the public.

6.17. Hours and Days of Operations. Franchisee agrees to operate each System Restaurant established hereunder for a minimum of three hundred sixty (360) days each calendar year, subject to the limitations of local law and except for such days a location is closed for repairs or by reason of casualty loss, or loss by eminent domain. Each day a System Restaurant operated by Franchisee is open, Franchisee shall conduct business and serve food and beverage during such hours as may be specified by the Company from time to time during the term hereof, subject to the limitations of local law.

6.18. Maintenance - Specialized Pizza Oven. BRAII, or its designee shall provide any and all maintenance required to properly maintain the Specialized Pizza Oven. BRAII or its designee are the only approved suppliers of maintenance and replacement parts for the Specialized Pizza Oven as required by Section 8.1.

7.   ADVERTISING

7.1. National Advertising.
     ---------------------

A. BRAII may, from time-to-time, establish a National Advertising Fund for the mutual use of all System Restaurants. Upon establishment of the National Advertising Fund, Franchisee will be required to contribute an amount not in excess of 2.0% of the prior months Gross Sales (as defined herein), for national advertising placed for the benefit of all System Restaurants. Upon establishment of the National Advertising Fund, BRAII shall establish an advertising council ("Advertising Council") to act as the board of directors for the National Advertising Fund. The Advertising Council shall consist of eight (8) members: the President, Director of Operations, and Vice President of Corporate Administration and the Vice President of Operations of BRAII (or such other members of the BRAII as designated by BRAII) and four (4) Franchisee representatives who shall be elected by a majority vote of Franchisees.

B. Delegation of Authority. Upon establishment of the National Advertising Fund and the Advertising Council, BRAII may, at its discretion, delegate its authority over, and control of, the National Advertising Fund to the Advertising Council. During the period of this delegation, BRAII will have no responsibility for the National Advertising Fund, or for the decisions made by the Advertising Council. BRAII will nonetheless retain final control over all uses of the Pizzeria Regina Marks.

7.2. Local Advertising. In addition to the payments required by Section 7.1, Franchisee will expend each month 0.5% of Franchisee's prior month's Gross Sales from each System Restaurant on local advertising in the general marketing area of Franchisee's System Restaurants, subject to BRAII's prior written consent.

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

7.3. Approval of Advertising. All advertising copy and other materials used by Franchisee will be in strict conformity with the standards, formats, and specimens contained in the Operating Manual or otherwise established by BRAII. Domestic Franchisee may not use any design, advertisement, sign, or form of publicity, unless first submitted to BRAII and approved by BRAII in writing and not later disapproved.

Any request by Franchisee for BRAII's approval will be addressed to BRAII marked, "Attention: Advertising Department - Ad Review"), and BRAII will endeavor to respond within 30 days. Whenever Franchisee elects to use, in the manner and time frame intended by BRAII, advertising supplied by BRAII or a promotional item specifically approved by BRAII, Franchisee may use that advertising or promotional item without further approval.

Upon written notice from BRAII, Franchisee will immediately discontinue use of any unapproved advertising materials. If Franchisee does not discontinue and remove the unapproved materials within 5 days after notice, BRAII or its authorized agents may, at any time, enter upon the premises of Franchisee's System Restaurants or elsewhere and remove and destroy the materials without paying for them and without being liable for trespass or other tort.

7.4. Co-operative Advertising. BRAII may, from time-to-time, establish co-operative advertising associations ("Co-ops") for various groups of System Restaurants. BRAII may establish or modify Co-ops based upon marketing areas, type(s) of System Restaurants, or any other criteria chosen by BRAII in its sole discretion. If BRAII elects to establish Co-ops, it may, from time-to-time, direct Franchisee to join one or more Co-ops and to contribute some or all of Franchisee's local advertising money (otherwise required to be expended by Franchisee pursuant to Section 7.2) to one or more of the Co-ops. The monthly contributions to a Co-op (if any) required by this Section 7.4 will be made on or before the 20th day of each month, based on the prior month's Gross Sales of each of Franchisee's System Restaurants in the Co-op. BRAII reserves the right to establish by-laws, voting rules, membership agreements, standard advertising agency agreements, and other standards concerning the operation of Co-ops, advertising agencies retained by Co-ops, and advertising programs conducted by Co-ops.

8.   PURCHASE OF EQUIPMENT, SUPPLIES AND OTHER PRODUCTS

8.1. Use of Approved Supplies and Approved Distributors. BRAII may, from time-to-time, publish one or more listings of approved equipment, supplies, and distributors, which listings may be specific as to manufacturer, brand name, item/model/catalog number, preparation or manufacturing facility, or other factors considered relevant by BRAII. BRAII may add to or delete from the listings at any time. Franchisee will only purchase and use approved equipment and supplies in connection with Franchisee's operations under this Agreement, and will obtain all equipment and supplies only from or through approved distributors. If Franchisee desires to purchase any equipment or supplies that are not then approved, or to purchase any items from or through a distributor that is not then approved, Franchisee will submit to BRAII a written request for approval. BRAII may inspect the facilities of the manufacturer, producer, or distributor, and may require Franchisee (or the manufacturer, producer, or distributor) to submit samples, specifications, and other information concerning any equipment or supplies for which approval is

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

sought. BRAII is not required to inspect or test any proposed manufacturer, producer, or distributor until BRAII is satisfied that all costs associated with inspection and testing of the proposed manufacturer, producer, or distributor and of samples of their products (including salaries of BRAII employees, travel costs, and laboratory charges) will be borne by Franchisee (or the manufacturer, producer, or distributor). BRAII may re-inspect the facilities and products of any approved manufacturer, producer, or distributor from time-to-time, and may revoke its approval upon failure to continue to meet any of BRAII's criteria as then in effect. BRAII may, without notice to Franchisee, establish a subsidiary for the sale or maintenance of equipment in the System Restaurant.

8.2. Trade Secret Items. BRAII's pizza dough, cheese blends, pizza sauce, sausage mix, and spice package are highly confidential secret recipes and are trade secrets of BRAII. Accordingly, Franchisee may use only BRAII's pizza dough, cheese blends and pizza sauce in the preparation of Approved Products and will buy from BRAII, or a source designated by BRAII, Franchisee's full requirements of BRAII's these items as well as any other trade secret or patented items that BRAII develops in the future.

8.3. Pizzeria Regina Pizza Oven. For proper preparation of the Approved Products BRAII requires the Franchisee to lease a Specialized Pizza Oven. The oven lease price is subject to adjustment from time to time by BRAII. The current price is specified in attached Exhibit J. The oven, together with backup parts have been developed by BRAII and an Approved Supplier solely for the use of Franchisees' and may not be sold, leased or used by anyone other than the Franchisee. You must execute the Oven Lease Agreement in Exhibit J. Lease payments for the oven may be paid in two equal installments each, payable (90) and (7) days before the projected opening date of a System Restaurant as provided in Section 6.15 hereof. At the termination of this agreement, the oven, together with all backup parts shall be returned to BRAII within (90) days of termination. The design, construction and use of the Specialized Pizza Oven is Confidential and Proprietary Information as defined herein, which Franchisee shall keep confidential.

9.   FEES AND PAYMENT SCHEDULE

9.1. Initial Franchise Territory Fee. Franchisee will pay BRAII territory fee of $10,000 (the "Territory Fee") for each System Restaurant opened in the territory. All franchise fees will be fully earned when due, and will not be refundable, in whole or in part, under any circumstances. The entire Territory Fee is payable upon execution of this Franchise Agreement.

9.2. Opening Fee. Franchise will also pay BRAII an opening fee of $20,000 (the "Opening Fee") for each System Restaurant upon opening. All franchise fees will be fully earned when due, and will not be refundable, in whole or in part, under any circumstances.

9.3. Royalty Fees. Franchisee will pay BRAII monthly an amount equal to 5.0% of Franchisee's Gross Sales from each System Restaurant for the prior month as a royalty fee (the "Royalty Fee"). If applicable law prohibits Franchisee from paying BRAII a percentage of Franchisee's revenues from the sale of alcoholic beverages, Franchisee will pay BRAII monthly

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

an amount equal to 5.5% of Franchisee's Gross Sales (excluding from those Gross Sales, however, all revenues from the sale of alcoholic beverages) from each System Restaurant in the affected jurisdiction for the prior month. Franchisee will pay all Royalty Fees on or before the 20th day of the month via electronic debit from Franchisee's account. If BRAII has not received the fee by the last day of the month in which the payment is due, Franchisee will pay a "late charge" equal to 1.5% of the delinquent amount (or such lesser amount as BRAII may designate) and an equal late charge for each subsequent month that payment is delayed. BRAII may apply any payments received from Franchisee to the oldest amounts due from Franchisee, regardless of any contrary designation by Franchisee.

9.4. Operation Support Fee. Intentionally Omitted.

9.5. Transfer Fees. As partial reimbursement of BRAII's costs of review and approval of a Transfer of any Interest in Franchisee or in this Agreement, Franchisee will pay BRAII, on or before the effective date of each Transfer, and as a condition to BRAII's approval, a transfer fee equal to $5,000 plus an additional $2,000 training fee for each Location covered by this Agreement (whether or not Franchisee is then operating a System Restaurant at any Location).

9.6. Offset Rights. At any time that Franchisee or its Related Persons are 30 days or more delinquent in paying any sums owed to BRAII or its Affiliates, BRAII may offset any sums owing by BRAII against moneys owed by Franchisee or its Related Persons.

9.7. Taxes. In addition to the other payments provided for in this Agreement, Franchisee will pay BRAII, or its Affiliates, all sales taxes, personal property taxes, excise taxes, value added taxes and similar taxes imposed upon or required to be collected or paid by BRAII, or its Affiliates, on account of services or goods furnished to Franchisee through sale, lease or otherwise, or on account of collection by BRAII of any franchise or royalty fees called for by this Agreement. Franchisee shall pay such taxes upon demand and in the manner designated by BRAII, or its Affiliates.

9.8. Electronic Transfer or Debit. All fees due under this Section 9 shall, where applicable, be payable weekly to BRAII in U.S. Currency via electronic transfer or debit. All Fees payable by domestic Franchisees shall be paid weekly, on or before the Monday following week in which the fee is earned. Domestic Franchisees will each execute a consent to electronic funds transfer in favor of BRAII and shall allow BRAII to make weekly withdrawals each Monday. Domestic Franchisee's shall execute a consent to such transfer as provided in Appendix F hereto. All Fees payable by Franchise locations existing outside the United States shall be paid monthly on or before the first Monday following the month in which the Fee is earned and shall be paid to BRAII via electronic transfer. Appendix E hereto provides wire transfer instructions for such transfers.

10.   BUSINESS PREMISES

10.1. General. If a Franchisee occupies the premises of a System Restaurant under a lease, prior to the execution of the lease, Franchisee shall submit the lease (translated into English) to


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

Franchisor for its written approval. No lease shall be executed unless previously approved by Franchisor in its reasonable discretion. All leases for System Restaurants shall contain the right of assignment as provided in Section
19.7 hereof.

10.2. Restrictions on Use. Unless Franchisee receives BRAII's prior, written consent, Franchisee will conduct from the premises of each of Franchisee's System Restaurants (including any adjacent sidewalks and parking areas) only business activities licensed by this Agreement.

10.3. Site Selection. Franchisee is solely responsible for selecting sites at which to develop System Restaurants. BRAII will not be liable to Franchisee if a location chosen by Franchisee fails to be profitable or otherwise fails to meet Franchisee's expectations. Franchisee shall be solely responsible for any Site Selection fees incurred.

10.4. Construction Of System Restaurants. Franchisee will obtain all necessary governmental permits and licenses before Constructing, modifying, or remodeling any System Restaurant. Franchisee will complete any construction or other work on each System Restaurant within a reasonable time after Franchisee begins work on that System Restaurant. Franchisee will begin operation of each new System Restaurant within 30 days after completion of construction, and will give BRAII at least 10 days written notice before beginning operations.

        Right to De-Identify. If the premises at which a System Restaurant is operated are leased, Franchisee shall obtain a fully executed Fee Owners Certificate as provided in Exhibit A which will provide BRAII in addition to other rights, the right to de-identify the premises.

10.5. Repair and Maintenance. Franchisee will repair and repaint the interior and exterior of all System Restaurants as appropriate and as requested by BRAII. Franchisee will, at all times, maintain the interior and exterior of the System Restaurants as well as the surrounding premises in a clean and orderly condition. If Franchisee leases the locations on which the System Restaurants are located, Franchisee will require the leases to contain an express right to undertake this repair and maintenance.

10.6. Proof of Compliance. Before opening each System Restaurant, Franchisee will provide to BRAII either a copy of a deed showing that title to the real estate on which the System Restaurant will be located is held by Franchisee, or a letter from the landlord of the premises in the form of Appendix A.

10.7. System Restaurant Closure. Franchisee may not cease to operate any System Restaurant without BRAII's prior consent, except upon condemnation or expiration of a lease pursuant to its terms at execution. Franchisee acknowledges that the damages to BRAII from unauthorized closure of a System Restaurant are difficult to calculate; therefore, if Franchisee violates this Section 10.8, Franchisee will pay as liquidated damages, and not as a penalty, an amount equal to 24 times the average Royalty Fees paid or due with respect to the closed System Restaurant during the calendar year before the closing. If the System Restaurant was not open for


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business for a full calendar year, the liquidated damages will be 24 times the highest monthly service fee during the period the System Restaurant was open.

11.  BOOKS AND RECORDS

11.1. Maintenance of Books and Records. Franchisee will keep on the premises of each of Franchisee's System Restaurants or at Franchisee's principal place of business, and will preserve for-at least 5 years after the date of their preparation (regardless of any intervening expiration or termination of this Agreement), true and accurate records, ledgers, accounts, books, and data in the form that BRAII requires. Franchisee's records will accurately reflect all details relating to the business done at each System Restaurant. Franchisee will submit to BRAII with its payment of the Royalty Fees a monthly statement of Gross Sales and, within 45 days after the close of each fiscal quarter, a quarterly profit and loss statement, on a unit-by-unit basis. In addition, Franchisee will, within 90 days after the end of each of Franchisee's fiscal years, provide BRAII with a complete annual profit and loss statement and a consolidated balance sheet prepared in accordance with generally accepted accounting principles, consistently applied. If requested by BRAII, the annual profit and loss statement and balance sheet will be reviewed by an independent certified public accountant in accordance with the Statements on Standards for Accounting and Review Services, and will contain a signed opinion by the accountant to that effect. BRAII reserves the right to require any further information about Franchisee's business under this Agreement that BRAII from time to time reasonably prescribes. BRAII will take reasonable precautions to maintain the confidentiality of all financial reports provided by Franchisee, but if Franchisee executes any promissory notes to BRAII, BRAII may disclose the financial reports provided by Franchisee to any third party to whom BRAII sells or pledges (or attempts to sell or pledge) the promissory notes from Franchisee.

11.2. Inspection and Audit. BRAII and its agents or representatives may examine and audit all of Franchisee's records, accounts, and books at all reasonable times. Franchisee will cooperate with any examination or audit by gathering records, accounts, and books for easy access, and by providing other assistance BRAII reasonably requests. If any inspection or audit discloses that any financial statement delivered to BRAII by Franchisee is in error, Franchisee will immediately pay to BRAII any deficiency found to be owing, plus a finance charge at the rate of 18%, accruing from the date payment was first due. If the deficiency is 2% or more of the amount due, then in addition, Franchisee will reimburse BRAII for the cost and expense of the inspection or audit within 5 business days after receiving a bill from BRAII.

11.3. Selection of Accountants. Franchisee will use the accounting services of a national or large regional firm of certified public accountants selected by Franchisee, or another accounting service reasonably satisfactory to BRAII. Franchisee will notify BRAII of the name and qualifications of any accounting service (other than a national or large regional firm of certified public accountants) selected by Franchisee; that accounting service will be considered satisfactory to BRAII unless, within 30 days after BRAII's receipt of Franchisee's notice of the name and qualifications of the accounting service, BRAII notifies Franchisee of BRAII's objection to the accounting service. BRAII may withdraw its approval of any accounting service (including national and large regional firms) upon reasonable advance notice to Franchisee.


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12.   COVENANTS AGAINST COMPETITION

12.1. Acknowledgments.  Franchisee acknowledges:

A. Uniqueness. The food products, methods of doing business, and other elements composing the System Restaurant Concepts (including the information set forth in the Operating Manual) are distinctive, and have been developed by BRAII at great effort, time, and expense.

B. Secret Information. Franchisee has regular and continuing access to valuable and confidential trade Secrets regarding the System Restaurant Concepts, and to BRAII's knowledge, know-how, and expertise concerning the operation of a retail food business. It would be an unfair method of competition for Franchisee to use or duplicate any of BRAII's trade secrets, knowledge, know-how, or expertise for any use other than operations pursuant to this Agreement.

12.2. In-Term Covenants. During the Term, Franchisee and its Related Persons may not (without the prior, written consent of BRAII), directly or indirectly, individually or as a partner, joint venturer, shareholder, officer, creditor, director, employee, trustee, or agent of an organization, own, operate, finance, or provide consulting services to any business (other than a System Restaurant operated pursuant to this Agreement) engaged in the business of operating restaurants (including the delivery and carryout aspects of restaurants) that sell pizza, pasta or other food items similar to Approved Products, or build, sell, repair or design of food preparation equipment similar to the Specialized Pizza Oven.

     During the Term, Franchisee and its Related Persons may not (without the prior, written consent of BRAII) lease, sublease, or otherwise permit the use of, any portion of any premises owned, leased, or controlled by any of them for purposes of operating a business (other than a System Restaurant operated pursuant to this Agreement) engaged in whole or substantial part (more than 10% of its sales), in the production or sale (wholesale or retail) of any items, including but not limited to pizza, pasta, or food items similar to Approved Products, or food preparation equipment similar to the Specialized Pizza Oven. In addition, Franchisee agrees to execute employee non-disclosure and non-competition agreements, with its managers, which shall prohibit competition by such persons during and for a period of one (1) year after termination of their employment with Franchisee in any business selling at or within a ten (10) mile radius of the Location and which shall further prohibit disclosure by such parties to any other person or legal entity of any trade secrets or any other information, knowledge or know-how deemed confidential by Franchisor concerning the operation of the Franchised Business. The form of such employee non-disclosure agreements shall be subject to the prior written approval of Franchisor and shall also be for the benefit of Franchisor. Franchisor shall be a third party beneficiary of such agreements and Franchisee shall not amend, modify or terminate any such agreement without Franchisor's prior written consent.

12.3. Post-Term Covenants. For a period beginning on the termination or expiration of this Agreement and ending on the date specified below, neither Franchisee nor its Related Persons may engage, nor assist others to engage, directly or indirectly, individually or as a partner, joint

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

venturer, shareholder, officer, creditor, director, employee, or agent, in the production or sale (at wholesale or retail) of any pizza, pasta or other food items similar to Approved Products or building, sale, repair or design of food preparation equipment similar to the Specialized Pizza Oven: (a) within a 25-mile radius of any Location; (b) anywhere within the county within which one or more Locations are situated; or (c) anywhere within 10 miles of a location at which BRAII or any subsidiary, Affiliates or franchisee of BRAII operates a System Restaurant on the date of termination or expiration of this Agreement.

     For a period beginning on the date any Person Transfers all of its Interest in Franchisee or in this Agreement, and ending on the date specified below, the transferring Person may not engage, directly or indirectly, individually or as a partner, joint venturer, shareholder, officer, creditor, director, employee, or agent, in the production or sale (at wholesale or retail) of any pizza, pasta or other food items similar to Approved Products: (a) within a 25-mile radius of any Location; (b) anywhere within the county within which one or more Locations are situated; or (c) anywhere within 10 miles of a location at which BRAII or any subsidiary, Affiliates or franchisee of BRAII operates a System Restaurant on the date of termination or expiration of this Agreement.

     As to each of the covenants, and any Person bound by the covenants, contained in this Section 12.3, the covenant will expire on the date the Person has been in full compliance with the covenant for 36 consecutive months. Each of the covenants set forth in the foregoing paragraphs are independent of the others, and the unenforceability of one will not affect the others.

12.4. Perpetual Covenant. In addition to the covenants of confidentiality contained in Section 5.3, Franchisee and its Related Persons may never (whether during or after the Term) take any actions that would have the probable effect of impairing BRAII's ownership of or goodwill in the Pizzeria Regina Marks and/or in the System Restaurant Concepts.

12.5. Stock Ownership. The limitations on being a direct or indirect owner or shareholder of a business, as contained in this Section 12, do not apply to ownership of 1% or less of the issued and outstanding stock in any corporation traded on a national stock exchange or NASDAQ.


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13.   EMPLOYMENT RELATIONS

13.1. Franchisee's Employees. Franchisee will be solely responsible for all of Franchisee's employment practices, including hirings, terminations, and other personnel actions. Franchise will protect, defend, and indemnify BRAII, its affiliates, officers, and employees, from any and all proceedings, claims, and causes of action instituted by Franchisee's employees, or by others, that arise from Franchisee's employment practices.

13.2. Interference. During the Term, neither BRAII nor Franchisee may employ, directly or indirectly, any individual in a managerial position who is at the time, or was at any time during the prior 6 months, employed in a managerial position by the other party, nor may Franchisee employ, directly or indirectly, any individual in a managerial position who is at the time, or was at any time during the prior 6 months employed in a managerial position by any other franchisee of BRAII. This restriction will not be violated if, at the time BRAII or Franchisee employs the individual, the current or former employer has given its written consent. If the restrictions contained in this Section 13 are violated, the amount of actual damages will be difficult to determine; therefore, the former employer will be entitled to liquidated damages in an amount equal to twice the total annual compensation of the employee involved (annualized, if appropriate, to reflect the rate of compensation for a full year's employment), plus reimbursement of all costs and attorneys' fees incurred. For purposes of this Section 13, "managerial position" means all employees at the pay grade of assistant restaurant manager and above.

14.   TRANSFERS

14.1. Transfers by BRAII. BRAII may Transfer its rights and obligations under this Agreement without the consent of, or notice to, Franchisee. This Agreement will inure to the benefit of, and be binding upon, the successors and assigns of BRAII.

14.2. Transfers by Franchisee. Except as otherwise permitted by this Section 14 and Section 15, neither Franchisee nor any Person with an interest in Franchisee may, without BRAII's prior written consent, directly or indirectly Transfer any Interest in this Agreement or any Interest in Franchisee. Any purported Transfer without BRAII's prior, written consent will have no effect, except to cause a default under this Agreement.

14.3. Transfer of Assets. Franchisee may not, without BRAII's prior written consent, Transfer or offer to Transfer any assets that bear any of the Pizzeria Regina Marks, except (a) to BRAII or a subsidiary or franchisee of BRAII, or (b) to an established salvage dealer, who destroys or disables the assets transferred under Franchisee's direct supervision.

     In addition, Franchisee may not, without BRAII's prior written consent offer to Transfer by public or private auction, or advertise publicly for Transfer, any of the furnishings, interior and exterior decor items, supplies, inventory, fixtures, equipment, small wares, or other personal property used in connection with Franchisee's System Restaurants.


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

14.4. Consent to Transfers. BRAII may withhold its consent to any proposed Transfer unless, in addition to the other requirements of this Section 14 and the requirements of Section 15, the following conditions are met, to BRAII's satisfaction, before the effective date of the proposed Transfer:

A. No Default. Franchisee is not in default under this Agreement or any other agreement with BRAII, and Franchisee and its Related Persons have satisfied all accrued monetary and other obligations to BRAII and its Affiliates.

B. Release. Franchisee and the transferor have each executed a general release, in a form prescribed by BRAII, of all accrued claims against BRAII, its Affiliates, and their respective officers, directors, and employees.

C. Transfer Standards. The proposed transferee has demonstrated to BRAII's satisfaction that the proposed transferee is, in all respects, acceptable to BRAII (including, if the proposed transferee is already a franchisee of BRAII, that it is in Good Standing under its franchise agreements with BRAII), and that the proposed transferee meets all of BRAII's then current requirements for new franchisees (or for holders of an interest in a franchisee, as the case may be) including possession of good moral character and reputation, work experience, aptitude, financial background and condition, credit rating, absence of conflicting interests, and ability to comply fully with the terms of this Agreement.

D. Assumption of Obligations. The proposed transferee has entered into a written Assumption Agreement, in a form prescribed by BRAII, assuming and agreeing to discharge all of transferor's obligations relating to this Agreement and to the System Restaurants covered by this Agreement (including all obligations owing to third parties not related to BRAII).

E. Training. If not previously trained, the proposed transferee, its manager, and its other employees responsible for the operation of all System Restaurants, have satisfactorily completed the training BRAII then requires under Section
4.1. The proposed transferee shall also have paid any training fees pursuant to
Section 9.5.

F. Transfer Fee. The transfer fee required by Section 9.5 has been paid.

G. Acknowledgment. If Franchisee or any owner of an Interest in Franchisee is transferring all of its Interest in this Agreement or in Franchisee, the proposed transferor has signed an acknowledgment that the covenants contained in
Section 12 will continue to apply to the proposed transferor after the Transfer.

14.5. Death or Incapacity. Upon the death or permanent incapacity of Franchisee or any individual with an Interest in Franchisee, the executor, administrator, or personal representative of the affected individual will Transfer all of the individual's Interest to a third party approved by BRAII within 6 months. All Transfers pursuant to this Section 14.5, including Transfers by devise or inheritance, will be subject to the same conditions as any other Transfer (including the conditions set forth in Sections 14.4 and 14.6). Nevertheless, in the case of a Transfer by devise


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

or inheritance, if the heirs or devisees of the deceased are unable to meet the conditions in Section 14.4, the personal representative of the deceased will have a reasonable time (not more than 12 months after the date of death) to dispose of the decedent's Interest in this Agreement or in Franchisee, subject to all applicable terms and conditions for Transfers contained in this Agreement. In the case of permanent incapacity of an individual owner of an Interest in Franchisee or in this Agreement, the incapacitated individual may, with BRAII's written consent, retain a non-controlling ownership Interest in Franchisee.

14.6. Right of First Refusal. If Franchisee or any owner of an Interest in Franchisee receives and desires to accept any bona fide offer to Transfer all or any part of his, her, or its Interest in this Agreement or in Franchisee, and if the Transfer of such Interest would either (1) result in a change in control of the Franchisee, or (2) constitute a Transfer of any Interest by a Person holding a 10% or greater Interest in Franchisee, Franchisee or the proposed transferor will submit to BRAII an executed copy of the agreement for Transfer (which will be conditioned on this right of first refusal). BRAII may, within 30 days after receipt of a signed copy of the agreement (or if BRAII shall request additional information, within 30 days after receipt of such additional information) and all necessary supporting documentation (including financial statements), send written notice to the transferor that BRAII (or a Person designated by BRAII) intends to purchase the Interest which is proposed to be Transferred on the same terms and conditions (or, at BRAII's election, the reasonable cash equivalent, not including the value of any tax benefits, of any non-cash consideration) offered by the third party. Any material change in the terms of an agreement before closing will constitute a new agreement, subject to the same right of first refusal by BRAII (or its designee) as in the case of the initial agreement. Additionally, if more than 90 days pass without such Transfer occurring, such lapse of time shall be deemed a new proposal and BRAII shall again have such right of first refusal with respect thereto. BRAII's failure to exercise its right of first refusal will not constitute a waiver of any other provision of this Agreement, including any of the requirements of this Section 14 with respect to approval of the proposed transferee.

15.  NON-INDIVIDUAL FRANCHISEES

     If Franchisee, any owner of an Interest in Franchisee, or any successor thereof, is not an individual, then each of the following provisions will apply:

15.1. List of Individual Owners. Upon execution of this Agreement, upon each Transfer of an Interest in Franchisee and at any other time upon BRAII's request, Franchisee will furnish BRAII a list of all Persons having an Interest in Franchisee, an indication of the voting rights and percentage Interest of each of those Persons, and a list of all officers, directors and similar officials of Franchisee, in the form of Appendix B. BRAII may require the same information regarding all Persons having an Interest in Franchisee.

15.2. Organizational Documents. All of Franchisee's organizational documents (including articles of partnership, partnership agreements, articles of incorporation, by-laws, shareholders agreements, and trust instruments) will recite that the issuance and Transfer of any Interest in Franchisee is restricted by the terms of this Agreement, and that the sole purpose for which


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

Franchisee is formed (and the sole activity in which Franchisee is or will be engaged) is the conduct of a retail food business pursuant to one or more franchise agreements from BRAII. Franchisee will submit to BRAII, upon the execution of this Agreement, a resolution of Franchisee (or its governing body) in the form of Appendix D.

15.3. Transfer Restrictions. Franchisee will maintain stop instructions against the Transfer on its records of any securities or other ownership Interests, and will not issue securities or other evidences of ownership without the following legend printed legibly and conspicuously on the face of the security or other evidence of ownership:

        The transfer of this certificate and the interests it represents are subject to the terms and conditions of one or more Franchise Agreements with Boston Restaurant Associates International, Inc., and to the restrictive provisions of the organizational documents of the issuer. Please refer to those documents for the terms of the restrictions.

15.4. Permitted Assignments. Franchisee may assign not more than an aggregate total of 20% of the Interests in Franchisee to employees of Franchisee who are actively engaged in the operation of Franchisee's business under this Agreement, as long as the proposed transferee submits to BRAII a franchise application in the form prescribed by BRAII from time to time. Transfers under this provision may be made without complying with the other terms of this Section 15. Once created, those ownership Interests will be subject to all terms and conditions of this Agreement, including the restrictions on Transfers, the requirements of shareholder guaranties and agreements, and the covenants of confidentiality and against competition.

15.5. No Publicly Traded Ownership Interests. Franchisee and its Related Persons may not offer, solicit, engage in, or effect any transaction, whether financial or otherwise, that could foreseeably result, directly or indirectly, in "public trading" or "public ownership" (as those terms are commonly understood for purposes of federal and state securities laws in the United States) of any securities or other Interests in: (a) Franchisee, (b) any parent company of Franchisee, (c) this Agreement, or (d) the System Restaurants operated by Franchisee or any assets used by Franchisee in connection with those System Restaurants.

15.6. Changes in Ownership or Organization. Franchisee and its Related Persons will not reorganize or otherwise change the ownership or organizational structure of Franchisee or its Related Persons in any manner that is inconsistent with the provisions of Sections 14 and 15.


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

16.   INSURANCE AND INDEMNIFICATION

16.1. Property Insurance. Franchisee will obtain and maintain throughout the Term, at its own expense, property insurance on an all-risk basis including flood coverage up to the limits available in the National Flood Insurance program, from financially-responsible insurance companies, insuring Franchisee's System Restaurants and their respective contents (whether those System Restaurants are completed or under construction) for the full replacement value of the System Restaurants. In the event of damage covered by insurance, the proceeds of the insurance will be used to restore the System Restaurants to their original condition within 120 days, unless restoration is prohibited by the appropriate lease or applicable law, or BRAII has otherwise consented in writing.

16.2. Liability Insurance. Franchisee will obtain and maintain throughout the Term, at its own expense, with a financially-responsible insurance company, comprehensive general liability insurance (including products liability and completed operations coverage), comprehensive automobile liability insurance (including coverage for all owned, non-owned, leased, or hired vehicles), and liquor liability (dram shop) insurance, all in amounts at least equal to $3,000,000 combined single limit for death, personal injury, and property damage, as well as workers' compensation insurance (coverage B). All liability insurance maintained by Franchisee will designate BRAII as an additional insured, as its interests may appear, and will insure against BRAII's vicarious liability for actual and (unless prohibited by applicable law) punitive damages assessed against Franchisee.

16.3. Proof of Insurance. Franchisee will file with BRAII certificates of insurance showing all coverages required by this Section 16, and will promptly pay all premiums on the policies as and when those premiums become due. In addition, all policies will contain a provision requiring 30 days' prior, written notice to BRAII, by certified or registered mail, of any proposed cancellation or modification of the policies. If Franchisee fails to obtain or maintain the insurance required by this Section 16, BRAII may, in addition to any other rights it may have, procure insurance for Franchisee without notice, and Franchisee will pay the premiums for, and BRAII's cost of acquiring, that insurance immediately upon demand for those amounts.

16.4. Indemnification and Waiver. Franchisee will indemnify BRAII, its Affiliates, and their respective employees, officers, and directors against all loss, damage, or liability (including attorneys' fees and costs) incurred by any of them owing to claims that arise directly or indirectly from or in connection with Franchisee's operations under this Agreement. If Franchisee fails to maintain the insurance required by this Section 16, or fails to name BRAII as an additional insured under that policy, then Franchisee's obligations of indemnity under this Section 16.4 will also extend to all liability that would have been insured by an appropriate policy (including liability arising from BRAII's own negligence). The insufficiency of the insurance required to be maintained by Franchisee under the terms of this Section 16 will not be a defense to liability under this Section 16.4.

     Franchisee waives all claims it may have against BRAII, its Affiliates, and their respective officers, directors, and employees (including claims arising from training,


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

establishment of procedures, and food and other products distributed but not manufactured by BRAII or its Affiliates), except for claims arising from those parties' intentional misconduct or gross negligence.

17.   REQUESTS FOR WAIVERS AND CONSENTS

17.1. Requests for Waivers or Consents. Whenever Franchisee desires BRAII's waiver of any obligation in this Agreement, and whenever this Agreement requires Franchisee to obtain BRAII's prior, written consent, Franchisee will address its written request for such waiver or consent to BRAII's President (unless BRAII' specifies another individual or department in writing). The request will specify the provision of this Agreement for which a waiver or consent is sought, and will set forth the basis for the request. BRAII's failure to advise Franchisee within 45 days after receipt of the request that a request is denied constitutes BRAII's consent to the request (except that, if BRAII gives Franchisee written notice within the 45-day period that BRAII requires additional information or documentation from Franchisee, the 45 days will not begin until Franchisee has provided BRAII with all relevant information and documentation requested).

17.2. Effect of Waivers and Consents. All requests for waivers and consents will be considered on a case-by-case basis, and nothing requires BRAII to grant any waiver or consent. BRAII may condition the grant of a waiver or consent as it considers appropriate, without regard to any prior acts or decisions of BRAII..

17.3. No Implied Waivers. Except as provided in Section 17.1, no other action or inaction by BRAII will constitute a waiver, or impair any right, power, or option reserved to BRAII by this Agreement. No waivers can be inferred from BRAII's failure to respond to a situation with respect to which Franchisee has not requested a waiver in accordance with Section 17.1.

18.   DEFAULT AND TERMINATION

18.1. Defaults Without Cure Right. Franchisee will be in default and, in addition to all other remedies BRAII has at law or in equity, including money damages, injunctive relief, and attorney's fees, BRAII may, upon written notice to Franchisee, terminate this Agreement without affording Franchisee any opportunity to cure the default upon the occurrence of any of the following events or conditions:

A. Financial Performance. If the total of Franchisee's debts is greater than the fair value of Franchisee's assets, or if Franchisee commits an act of bankruptcy, is declared bankrupt or insolvent according to law or admits in writing its inability to pay debts generally as they become due, or an assignment of Franchisee's property is made for the benefit of creditors or a receiver, guardian, conservator, trustee or assignee, or any other similar officer or person is appointed to take charge of any part of Franchisee's property; or any reorganization or similar proceedings are commenced by or against Franchisee under any bankruptcy or insolvency law and not dismissed within 30 days from its commencement; or any court enters an order providing for the modification of rights of Franchisee's creditors.


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B. Improper Transfer. If, without the prior, written consent of BRAII, or in any other manner inconsistent with the terms of this Agreement, (i) Franchisee Transfers or attempts to Transfer an Interest in this Agreement, (ii) any owner of an Interest in Franchisee Transfers or attempts to Transfer any portion of that Interest, (iii) Franchisee or any of its Related Persons violates Section 15.6, or (iv) Franchisee dissolves or liquidates.

C. Failure to Allow Inspection. If Franchisee does not allow BRAII or its employees or agents access to any System Restaurant or to any of Franchisee's records, or if Franchisee otherwise impairs BRAII's rights of inspection and audit under this Agreement.

D. Criminal Conviction. If Franchisee (or any of its Related Persons actively involved in the operation, supervision, or management of any System Restaurant) is convicted of a felony or other crime involving moral turpitude.

E. Disclosure of Secrets. If Franchisee or any of its Related Persons discloses, permits the disclosure of, or uses, the contents of the Operating Manual or any other trade secrets or Confidential and Proprietary Information provided to Franchisee by BRAII, contrary to the provisions of this Agreement or any non-disclosure agreement signed contemporaneously herewith or otherwise discloses confidential information to the detriment of BRAII.

F. Falsification of Records. If Franchisee knowingly or through gross negligence maintains false books or records, or knowingly or through gross negligence submits any false report to BRAII.

G. Habitual Default. If Franchisee defaults under Section 18.2 on 3 or more occasions in any 12-month period, or on 5 or more occasions in any 36-month period, even if Franchisee would otherwise be given an opportunity under Section
18.2 to cure the particular default involved.

H. Endangerment. If Franchisee conducts the business licensed by this Agreement so contrary to this Agreement and the Operating Manual as to constitute an imminent danger to the public health.

I. Material Misrepresentation. If Franchisee (or any Person having a 10% or greater Interest in Franchisee) made a material misrepresentation about any material fact in a franchise application given to BRAII.

J. Unauthorized Closure or Loss of Occupancy Right. If any System Restaurant is closed for business for more than 15 consecutive days, for reasons other than a casualty loss, without BRAII's prior written consent, or Franchisee permanently loses its right to occupy a Location.

18.2. Defaults Subject to Cure Rights. Franchisee will be in default and, in addition to all other remedies BRAII has at law or in equity, including damages, injunctive relief, and attorney's fees, BRAII may, subject to the notice and cure provisions described below, terminate this Agreement if: (a) Franchisee does not promptly pay when due any moneys owing to BRAII or its Affiliates (including any events of insufficient funds with respect to automatic withdrawal of payments), (b) Franchisee unilaterally terminates its consent for automatic withdrawal of payment, (c) Franchisee breaches any term, covenant, duty, or condition of this Agreement not otherwise listed in Section 18.1, or (d) Franchisee is in breach of the lease for the Location and such breach is not cured within the time specified by such lease.


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

     BRAII will not terminate this Agreement for any default under Section 18.2
(a) or (b) until BRAII first gives Franchisee written notice of, and an opportunity to cure, the default. Except as provided below, BRAII will give Franchisee 30 days after the effective date of notice to cure any such default. If Franchisee's current default involves a failure to timely pay amounts owing BRAII, its Affiliates, or the lessor of a Location, BRAII will only be required to give Franchisee 10 days to cure Franchisee's current default. BRAII may terminate this Agreement for any default under Section 18.2(d) upon five (5) days notice.

18.3. Non-Termination Remedies. If Franchisee defaults under Section 18.1, or does not timely cure a default (if applicable under Section 18.2), BRAII may, in its sole discretion, and in lieu of terminating this Agreement, refuse to allow Franchisee to relocate any existing System Restaurant or to develop any additional System Restaurant. BRAII will give Franchisee written notice if BRAII elects this option. Any action taken by BRAII in accordance with this Section will be in addition to any other right or remedy BRAII may have at law or in equity, including a civil action for legal or equitable relief.

19.   POST-TERMINATION PROVISIONS

19.1. Use of Pizzeria Regina Marks and Systems. Upon expiration or termination of this Agreement, Franchisee will immediately discontinue use of the Pizzeria Regina Marks and of the System Restaurant Concepts. In addition, upon notice from BRAII, Franchisee will immediately discontinue use of BRAII's color scheme (by repainting, if necessary) and will immediately remove all identifying architectural superstructure and other distinguishing structures, decor items, furniture, and equipment from all former System Restaurants and other facilities as BRAII may direct, in order to effectively distinguish Franchisee's former System Restaurants and other facilities from BRAII's proprietary design(s) and trade dress. If Franchisee does not make all required changes within 7 days after written notice, then BRAII, in addition to any other remedy it has, may enter upon the premises of any former System Restaurant owned or leased by Franchisee, and make or cause to be made all necessary changes at the expense of Franchisee (without being liable for trespass or any other tort), which expense Franchisee will pay upon demand.

19.2. Cessation of Rights. All obligations of BRAII to Franchisee under this Agreement, and all rights of Franchisee under this Agreement, will immediately terminate upon termination of this Agreement.

19.3. Effect on Other Duties. In no event will a termination of this Agreement affect the obligations of Franchisee and its Related Persons to pay their accrued monetary obligations to BRAII and to comply with their various post-term obligations, including the covenants in Section 12.

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

19.4. Trade Secret Items. Franchisee will sell and BRAII will at its option, buy, at Franchisee's cost, all quantities of the BRAII approved Supplier items and any other trade secret items that Franchisee has in stock upon termination or non-renewal of this Agreement.

19.5. Trademarked Items. BRAII may, by written notice within 30 days after expiration or other termination of this Agreement, purchase from Franchisee all items bearing any of the Pizzeria Regina Marks. If BRAII exercises this option, the purchase price for the items will be the lowest of the fair market value of the items, Franchisee's purchase price for the items, or Franchisee's book value for the items.

19.6. Telephone Numbers. BRAII may, upon written notice within 30 days after expiration or other termination of this Agreement, take an assignment of all telephone numbers (and associated listings) for Franchisee's System Restaurants.

19.7. Right of Assignment - Lease. Franchisee shall provide BRAII with a copy of any proposed lease agreement prior to executing same, the form and substance of which shall be subject to Franchisee's approval, not to be unreasonable withheld. Franchisee shall, in connection with such lease, deliver to BRAII, which must be approved by BRAII, a "Fee Owner Certificate" in the form attached hereto as Exhibit A which Fee Owner Certificate provides, among other things, for notice to BRAII in the event of a default. If BRAII elects to exercise its right to operate the System Restaurant under the Fee Owner Certificate, BRAII shall have the option to acquire all fixtures, equipment and other unamortized leasehold improvements constructed by or paid for by Franchisee at fair market value), or the right to act as prime lessee under the lease and to sub-lease such site to Franchisee. Any lease of the Premises shall be for a term which, with renewal options exercisable by Franchisee, is not less than the Initial Term of this Agreement.

20.   DISPUTE RESOLUTION

20.1. Jurisdiction and Governing Law Domestic Franchisees. This Agreement takes effect upon its acceptance and execution by BRAII. This Agreement is governed by, and should be construed in accordance with, the internal laws of the Commonwealth of Massachusetts (without giving effect to Massachusetts choice of law rules). Franchisee acknowledges the importance to the System Restaurant Concepts of uniformity of interpretation, and therefore consents and waives any objections Franchisee might otherwise have to the jurisdiction and venue of any state or federal court of general jurisdiction in Suffolk County, Massachusetts, or any other county or district in which BRAII then has its principal place of business, with respect to any proceedings arising out of this Agreement or the relationship between the parties. Franchisee further agrees that it will bring any legal proceedings arising out of this Agreement or the relationship between the parties only in such courts. Franchisee agrees that mailing of any process to Franchisee's appropriate address pursuant to Section 21.5, by registered or certified mail or reputable private delivery service, will constitute lawful and valid process.

20.2. Remedies Cumulative. All remedies provided in this Agreement are cumulative and non-exclusive. BRAII may simultaneously seek relief specifically provided for by this Agreement


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

and relief not so provided, and may also seek two or more forms of relief otherwise inconsistent, and that could not be granted simultaneously. A request by BRAII for interim damages for a particular violation will not constitute an admission that the continuation of the violation would not cause irreparable harm to BRAII.

20.3. Mediation. Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, which the parties fail to resolve by agreement, shall be settled by binding arbitration in the Commonwealth of Massachusetts, U.S.A. in accordance with the commercial arbitration rules of the American Arbitration Association, applying the laws of the Commonwealth of Massachusetts as provided in Section 20.1 above. This arbitration provision shall be deemed to be self-executing, and in the event that either party fails to appear at any properly noticed arbitration proceeding, an award may be entered against such party notwithstanding said failure to appear. If the laws of the country in which Developer is domiciled do not permit arbitration in the Commonwealth of Massachusetts, then the arbitration shall take place in England (United Kingdom) with the rules of the International Chamber of Commerce applying the laws of the Commonwealth of Massachusetts or, if the application of such laws shall be prohibited by the country in which the Developer is domiciled, then applying the laws of England. Notwithstanding the foregoing, if the application of the laws of England in arbitration proceedings is prohibited by the country in which Developer is domiciled, then any disputes arising hereunder shall be submitted to the courts of England, to whose jurisdiction the parties hereby consent, for settlement under the laws of England.

20.4. Injunctive Relief. In case of a breach or a threatened breach of any provision of this Agreement by Franchisee, BRAII will, in addition to any other remedy it has, and notwithstanding any other provision of this Agreement (including Section 20.3), be entitled to an injunction restraining Franchisee from committing or continuing to commit any breach or threatened breach of this Agreement, without showing or proving any actual damage sustained by BRAII, and without posting bond or other security. No action for a preliminary or temporary injunction by BRAII may be stayed pending mediation, but once a temporary injunction (pending outcome of the dispute) is granted, the issues underlying the dispute will be submitted to mediation in accordance with Section 20.3.


20.5. Attorneys' Fees. If BRAII and Franchisee become involved in litigation, the losing party will reimburse the prevailing party's outside attorneys' fees and all expenses. This provision will not apply to attorneys' fees incurred by the parties in connection with mediation conducted pursuant to Section 20.3.

21.   MISCELLANEOUS

21.1. Relation of Parties. BRAII and Franchisee are not and will not be considered as joint venturers, partners, or agents of each other. Neither Franchisee nor BRAII will have the power to bind or obligate the other except as set forth in this Agreement.


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

        Franchisee specifically acknowledges that the relationship created by this Agreement is not a fiduciary, special, or any other similar relationship, but rather is an arm's-length business relationship. BRAII owes Franchisee no duties except as expressly provided in this Agreement.

21.2. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, will be deemed an original, but all counterparts together will constitute but one and the same instrument.

21.3. Third-Party Beneficiaries. The other franchisees of BRAII are intended beneficiaries of Section 13 of this Agreement; the Affiliates of BRAII, and the employees, officers, and directors of BRAII and its Affiliates are intended third-party beneficiaries of Section 16.4 of this Agreement. Nothing else in this Agreement is intended to confer any rights or remedies upon any Person or legal entity not a party to this Agreement.

21.4. Severability. The portions of this Agreement relating to the payment of fees to BRAII, and the portions relating to the protection and preservation of the Pizzeria Regina Marks, the System Restaurant Concepts, and BRAII's trade secrets are critical to this Agreement; if any portion of them is declared invalid or unenforceable for any reason, BRAII will have the option to terminate this Agreement immediately, upon written notice to Franchisee. All other terms and conditions of this Agreement, and every portion of those other terms and conditions, will be considered severable. If, for any reason, any portion of this Agreement (other than the nonseverable portions, as defined in the first sentence of this Section 21.4) is determined to be invalid or contrary to or in conflict with any applicable present or future law, rule, or regulation, in a final, unappealable ruling issued by any court, agency, or tribunal with valid jurisdiction in a proceeding to which BRAII is a party, that ruling will not impair the operation of, or have any other effect upon, any other portion of this Agreement, each of which will remain binding upon the parties and continue to be given full force and effect. Any invalid portion will be deemed removed from this Agreement as of the date upon which the ruling becomes final (if Franchisee is a party to such proceedings) or upon Franchisee's receipt of notice of non-enforcement from BRAII, and will further be deemed replaced by the closest enforceable provision.

21.5. Protests, Requests and Notices. All protests, requests and notices required or permitted by the terms of this Agreement will be in writing and sent either by certified or registered mail (return receipt requested), by reputable private delivery service, or by hand delivery. All notices will be sent to the respective address of BRAII (marked, except as otherwise required by this Agreement, "Attention: Vice President-Franchising") or Franchisee shown on page 1 of this Agreement, until BRAII or Franchisee (as the case may be) gives notice, in writing, of a new address. Neither BRAII nor Franchisee must send multiple notices; a single notice to the specified address will suffice, and if multiple addresses are specified by either party, the sending party may send notices to any single address chosen in good faith. Notices will be effective on the day delivery is made or first attempted at the specified address during normal business hours (8 a.m. to 5 p.m., Monday through Friday, except national or state holidays), except that notices of change of address will be effective 10 days after that date.


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

21.6. Time of Essence. Time is of the essence of this Agreement and of each provision of this Agreement.

21.7. Rules of Construction. The following rules were used in drafting this Agreement, and should be used in construing it:

A. Auxiliary Verbs. The auxiliary verbs "will" and "shall" are used in a mandatory fashion. Any time this Agreement provides that a party will or shall do something, the statement is obligatory, and is intended to apply throughout the life of this Agreement. By contrast, the auxiliary verb "may" is permissive when stated affirmatively ("a party may do something" means that the party is permitted, but not required, to take the action), and by extension, prohibitive when stated negatively (that is, the statement that "a party may not do something" is a denial of permission, and therefore means not only that the action is not required, but also that it is not permitted).

B. Includes. The word "includes" (in all its tenses and variations) is always used in the non-exclusive sense. As a result, the words "including" or "includes" can always be read as if followed by the phrase, "but [is] not limited to" or the phrase, "without limitation".

C. Accounting Periods. Any time that this Agreement calls for a party to take an action "monthly", the party may instead use regular accounting periods that are no longer than 35 days long. For example, a party may use 13 accounting periods of 4 weeks each (a "52/53 week fiscal year") or may use 12 accounting periods arranged so that there are two 4-week and one 5-week accounting period each fiscal quarter. BRAII currently uses 13, 4-week periods, ending on the last Sunday in April of each year; BRAII may change its accounting cycle on 30 days' written notice to Franchisee. If Franchisee chooses to use one of these methods of accounting, Franchisee will notify BRAII of the method chosen and the fiscal year-end used, and may not switch accounting years without consent from BRAII.

D. Locations, Boundaries and Measurements. The sites of the Locations are based on the physical location of the references used to describe the Locations or the boundaries on the date of this Agreement. If a street address is used to describe a Location, the renumbering of the addresses will not serve to move the Location.

     For all calculations based upon a distance (for example, the limitation on opening a System Restaurant within 500 yards of a location), the measurement will be made in a straight line between the nearest points; if any portion of an object is within the prescribed distance from a point, the entire object is considered to be within that distance.

21.8. Merger. This Agreement (together with the Operating Manual, which is incorporated by reference into this Agreement) contains the entire agreement of the parties with respect to the subject matter discussed in this Agreement.

        All prior discussions or negotiations (written or oral), including those included in BRAII's offering circular, are merged into this Agreement, and no representations, inducements,


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

promises, or agreements not embodied in this Agreement will survive the execution of this Agreement. This Agreement may not be modified or amended except (i) pursuant to Section 17, (ii) by a modification, supplement, or revision to the Operating Manual issued by BRAII in accordance with the terms of this Agreement, or (iii) by a written document, signed by both parties, specifically referring to the portion of this Agreement being modified or amended.

ATTEST:                                            BOSTON RESTAURANT ASSOCIATES
                                                   INTERNATIONAL, INC.

-----------------------------------
   Secretary/Assistant Secretary          By: _________________________________
                                                    Chief Executive Officer

ATTEST:                                   _____________________________________


____________________________________      By: _________________________________
  [Secretary/Assistant Secretary]
                                                Title: ________________________



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